Exhibit 99.3

NONQUALIFIED STOCK OPTION AGREEMENT

WHEREAS, Beverly N. Hawkins (“Optionee”) is an employee of Computer Software Innovations, Inc. (the “Company”); and

WHEREAS, the execution of a stock option agreement in the form hereof (this “Agreement”) has been authorized to establish and evidence the principal terms and conditions applicable to an option grant made to Optionee on June 1, 2012 (“Date of Grant”) pursuant to authorization by a resolution of the Compensation Committee of the Company’s Board of Directors (the “Committee”) that was duly adopted on May 8, 2012; and

WHEREAS, the option granted to Optionee by resolution of the Committee, on the terms set forth herein, is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, pursuant to the Company’s 2005 Incentive Compensation Plan, as in effect on the date hereof (the “Plan”), and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby grants to Optionee a nonqualified stock option (the “Option”) to purchase 75,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price per share of Common Stock equal $0.735, such price being the Common Stock’s fair market value on the Date of Grant, as such value is determined pursuant to the terms of the Plan (the “Option Price”).

1. Vesting of Option. (a) Unless terminated as hereinafter provided, the Option shall become exercisable (or “vest”) with respect to 25,000 shares of Common Stock covered hereby on the first anniversary of the Date of Grant, 25,000 shares of Common Stock covered hereby on the second anniversary of the Date of Grant, and 25,000 shares of Common Stock covered hereby on the third anniversary of the Date of Grant, in each case for so long as Optionee remains in the continuous employ of the Company.

(b) Notwithstanding the provisions of Section 1(a), the Option shall become immediately and fully exercisable if Optionee (i) dies or becomes disabled (within the meaning of Code Section 22(e)(3)) while in the employ of the Company or (ii) retires from employment with the Company at or after age 65 or at an earlier age with the Committee’s consent.

(c) To the extent that the Option shall have become exercisable in accordance with the terms of this Section 1, it may be exercised in whole or in part from time to time thereafter.

2. Termination of Option. The Option shall terminate automatically and without further notice on the earliest of the following dates:

(a)	Ninety days after the date on which Optionee ceases to be an employee of the Company for any reason other than death or disability or retirement at or after age 65 or at an earlier age with the Committee’s consent;

(b)	One year after the date on which Optionee ceases to be an employee of the Company by reason of death or disability or retirement at or after age 65 or at an earlier age with the Committee’s consent; or

(c)	Ten years after the Date of Grant;

provided, however, that if Optionee commits an act that the Committee determines to have been intentionally committed and detrimental to the interests of any of the Company or a subsidiary of the Company and such act was determined by the Committee to have violated either applicable law or the Company’s code of ethics, then the Option shall terminate on the date of those determinations notwithstanding any of the foregoing provisions of this Section 2.

3. Payment of Option Price and Tax Withholding. The Option Price and any required tax withholding shall be payable (a) in cash in the form of currency, check or other cash equivalent acceptable to the Company; (b) for only the Option Price, by actual or constructive transfer to the Company of non-forfeitable, non-restricted shares of Common Stock that have been owned by Optionee for at least six months prior to the date of exercise; or (c) by any combination of the payment methods described in these Sections 3(a) and 3(b). Non-forfeitable, non-restricted shares of Common Stock that are transferred by Optionee in payment of all or any part of the Option Price shall be valued on the basis of their fair market value as of the day preceding the exercise date, as such value is determined pursuant to the Plan. The requirement of payment in cash shall be deemed satisfied if Optionee makes arrangements satisfactory to the Company with a broker that is a member of the National Association of Securities Dealers, Inc. (or any such successor organization) to sell a sufficient number of shares of Common Stock, which are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price and tax withholding, and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate Option Price and tax withholding not later than the date on which the sale transaction will settle in the ordinary course of business.

4. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable United States federal and state securities laws, as well as foreign laws, where applicable; provided, however, notwithstanding any other provision of this agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

5. Transferability and Exercisability. Neither the Option nor any interest therein may be transferred by Optionee except by will, by the laws of descent and distribution, or as otherwise permitted by the Plan. Except as otherwise permitted by the Plan, the Option may not be exercised during Optionee’s lifetime except by Optionee or, in the event of Optionee’s legal incapacity, by Optionee’s guardian or legal representative acting on Optionee’s behalf in a fiduciary capacity under state law and court supervision.

6. Adjustments. The Committee shall make any adjustments in the Option Price and the number or kind of shares of stock or other securities covered by the Option that the Committee determines to be equitably required in order to prevent any dilution or expansion of Optionee’s rights under this Agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the Company’s capital structure; (b) merger, consolidation, separation, reorganization or partial or complete liquidation involving the Company; or (c) other transaction or event having an effect similar to any of those referred to in these Sections 6(a) or 6(b).

7. Withholding Taxes. If the Company is required to withhold any United States federal, state, local or foreign income, social or other tax in connection with any exercise of the Option, Optionee shall pay the tax or make provisions satisfactory to the Company for the payment thereof concurrent with the payment of the Option Price.

8. Right to Terminate Employment and Adjust Compensation. No provision of this Agreement shall limit in any way whatsoever any right that the Company may otherwise have to terminate the employment or to adjust the compensation of Optionee at any time.

9. Relation to Other Benefits. Any economic or other benefit to Optionee under this Agreement or the Plan shall not be taken into account in determining any benefits to which Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company, and it shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering the Company’s employees.

10. Amendments. Any amendment to the Plan effected after the date hereof shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no such amendment shall adversely affect Optionee’s rights with respect to the Option without Optionee’s consent.

11. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

12. Governing Law. This Agreement is made under, and shall be construed in accordance with, the laws of the State of Delaware.

13. Capitalized Terms. Capitalized terms that are used but not defined herein shall have the definitions as set forth in the Plan.

14. Data Privacy Consent. As a condition of the grant of the Option, Optionee consents to the collection, use and transfer of personal data as described in this Section 14. Optionee understands that the Company holds certain personal information about Optionee, including Optionee’s name, home address and telephone number, date of birth, social security or identity number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the purpose of managing and administering the Plan (“Data”). Optionee further understands that the Company or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Optionee’s participation in the Plan, and that the Company or its subsidiaries may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. Optionee understands that these third party recipients may be located in the European Economic Area, or elsewhere, such as the United States or Asia. Optionee authorizes these third party recipients to receive, possess, use, retain and transfer the Data in electronic or other form, for the purpose of implementing, administering and managing Optionee’s participation in the Plan, including upon any requisite transfer to a broker or other third party with whom Optionee may elect to deposit any shares of stock acquired upon exercise of the Option, such Data as may be required for the administration of the Plan or the subsequent holding of shares of stock on Optionee’s behalf.

15. Notice. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:	Computer Software Innovations, Inc.
Attn: David B. Dechant
Chief Financial Officer
900 East Main Street, Suite T
Easley, SC 29640
Telephone: (864) 770-2704
Facsimile: (864) 770-2804
E-mail: ddechant@csioutfitters.com

If to Optionee:	Name:	Beverly N. Hawkins
Address:

Telephone:
Email:

Any such notice shall be deemed to have been given (a) three (3) days following the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person.

16. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provisions hereof may entitle the Optionee to a fractional share such fraction shall be disregarded.

17. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

18. Optionee Bound by the Plan. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions thereof.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Nancy K. Hedrick
Its:	President and Chief Executive Officer

Date:	June 13, 2012

The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions of this Agreement.

/s/ Beverly N. Hawkins
Beverly N. Hawkins
Optionee

Date:	June 13, 2012

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